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                                                            Exhibit 99.(a)(1)(K)


To:    [Employee Name]

From:  A.J. "Tony" Boccanfuso, Senior Vice President of Worldwide Human
       Resources

Date:  [June 6, 2001]

Re:    Confirmation of Participation in the Offer to Exchange
________________________________________________________________________________

       Thank you for your participation in Chordiant's Stock Option Exchange Program. Defined terms not explicitly defined herein but defined in the Offer to Exchange, shall have the same definitions as used in the Offer to Exchange. The following stock option(s) held by you have been cancelled effective June 6, 2001 in exchange for the right to receive the New Options listed below:

      Cancelled Options                                       New Options
      ---------------------------------------------------------------------
                                          Number of
      Option Number      Option           Shares to be     Number of
                         Grant Date       Exchanged        New Options
      ---------------------------------------------------------------------

      ---------------------------------------------------------------------

      ---------------------------------------------------------------------

      ---------------------------------------------------------------------

      ---------------------------------------------------------------------


     On December 10, 2001 (or a later date if Chordiant extends the Offer), subject to your continued employment by, or continuous service with, the Company or one of its wholly-owned subsidiaries, you will receive a New Option for each Eligible Option that was cancelled equal to the number of shares that was subject to the relevant cancelled Eligible Option. Each New Option will have an exercise price equal to the closing price of our Common Stock as reported on Nasdaq on the last trading day prior to the date of grant.

     If you have any other questions regarding the above, please contact Tony Boccanfuso at (408) 517-6149 or by email at tony.boccanfuso@chordiant.com.